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RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Timothy N. Tucker, Esq.
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303

[Barcode]

                                                                    EXHIBIT 4.10

                             LEASEHOLD DEED OF TRUST

                       (SANTA ANA, CALIFORNIA II LOCATION)

         LEASEHOLD DEED OF TRUST ("Deed of Trust"), dated as of November 28, 2003, by GOLFSMITH USA, L.L.C., a Delaware limited liability company (being hereinafter called "Grantor") to FIDELITY NATIONAL TITLE INSURANCE COMPANY, as Trustee (the "Trustee") for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION, as Collateral Agent (the "Collateral Agent") under the Indenture, dated as of October 15, 2002, by and among Golfsmith International, Inc. ("Borrower"), the Grantor, U.S. Bank Trust National Association, as Trustee and the Guarantors, as defined therein (as amended, restated or otherwise modified from time to time, the "Indenture"), as collateral agent for the Holders, as defined in the Indenture;

         That for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor, hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY unto Trustee and [his] heirs, successors and assigns, in trust, with power of sale, for the benefit of the Collateral Agent, and its successors and assigns, the following:

         (A) Grantor's leasehold interest and estate created by and arising pursuant to those that certain Lease, dated January 29, 2003, between 3309 South Bristol Street, LLC, as landlord, and Grantor, as tenant (the "Mortgaged Lease") and which demises to Grantor certain premises more particularly described therein (the "Premises") and located on a portion of that certain tract or parcel of land more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Land"); TOGETHER WITH all of Grantor's right, title and interest in and to the Mortgaged Lease, and all modifications, extensions and renewals and assignments of the Mortgaged Lease and in and to all rights to renew or extend the term of the Mortgaged Lease, or to purchase the Premises leased pursuant to the Mortgaged Lease, and all credits, deposits, options, privileges and rights of Grantor, as tenant, under the Mortgaged Lease;

         (B) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (1) the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land and constituting a part of the Premises, and (2) the fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, attached to, and used or intended to be used in connection with or with the operation of, the Premises, or in connection with any construction being conducted or which may be conducted thereon, and all

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extensions, additions, improvements, betterments, renewals, substitutions and replacements to all of the foregoing, and all of the right, title and interest of Grantor to the extent provided under the Mortgaged Lease in and to any such personal property and fixtures (hereinafter called the "Improvements").

         (C) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, other real property and interests therein, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in paragraphs (A) and
(B) hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

         (D) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (i) all of the estate, right, title and interest of Grantor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made or resulting from condemnation proceedings or the taking of the Premises or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Premises any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Premises or any part thereof; and Collateral Agent is, subject to the provisions of this Deed of Trust and the Mortgaged Lease, hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Premises; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Premises.

         (E) TOGETHER WITH all rents, income and other benefits to which Grantor may now or hereafter be entitled to receive from the Premises to be applied against the indebtedness and other sums secured hereby; provided, however, that permission is hereby given to Grantor, so long as no Event of Default (as defined in Section 2.01) has occurred hereunder and is continuing, to collect and use such rents, income and other benefits as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Grantor to collect such rents, income and other benefits from the Premises shall terminate and such permission shall be reinstated upon a cure of such Event of Default.

         The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, income and other benefits from the Premises, subject, however, to the conditional permission given to Grantor to collect and use such rents, income and other benefits as hereinabove provided; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment by Grantor shall be subject to the rights of the Trustee and Holders hereunder.

                                      -2-
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         (F)      TOGETHER WITH all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Premises, and all books and records which contain payments made under the subleases and all security therefor.

         (G) TOGETHER WITH (i) the Grantor's rights further to encumber the Premises; and (ii) all of the Grantor's rights to enter into any sublease or sublease agreement.

         All of the property described in paragraphs (A), (B), (C), (D), (E),
(F) and (G) above, and each item of property therein described, is hereinafter referred to collectively as the "Property."

         TO HAVE AND TO HOLD the Property and all parts thereof unto the Trustee, [his] heirs, successors and assigns, for the benefit of the Collateral Agent, its successors and assigns, forever upon the trust, terms and conditions contained herein.

         This Deed of Trust is executed and delivered by Grantor to secure the following described obligations, liabilities and indebtedness to Collateral Agent and Holders (hereinafter collectively referred as the "Obligations"):

         (a) All loans, advances, indebtedness, obligations and liabilities now or from time to time hereafter owing by Golfsmith International, Inc., a Delaware corporation (the "Borrower"), including the "Obligations" as defined in the Indenture, to Collateral Agent, Holders, and any other Person under the Indenture, or under any agreement, instrument or document executed or delivered to Collateral Agent or Holders in respect of the Indenture (all such agreements, instruments or documents, collectively, the "Indenture Documents") or the transactions contemplated thereby, pursuant to which Holders have duly authorized the creation of an issue of 8.375% Senior Notes due 2009 (the "Initial Notes"), and Series B 8.375% Exchange Notes due 2009 (the "Exchange Notes," and together with the Initial Notes and any Additional Notes, as defined in the Indenture, collectively, the "Notes") as described in the Indenture.

         (b) All indebtedness, obligations and liabilities of Grantor and the other Guarantors arising under the Guarantees (as defined in the Indenture);

         (c) All indebtedness, obligations and liabilities of Grantor arising under this Deed of Trust;

         (d) All advances made by Collateral Agent and the other Holders to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments, insurance premiums, or other advances authorized under the terms of this Deed of Trust (whether or not Grantor remains the owner of the Property at the time of such advance);

         (e) Any and all renewals, extensions, modifications, substitutions, replacements or consolidations of the indebtedness, liabilities and obligations described in paragraphs (a), (b), (c) or (d) above, and

         (f) All other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by Borrower, Grantor or any Guarantor to Collateral Agent and/or Holders, however created, incurred or evidenced, direct or indirect, absolute or contingent, and whether owing under the Indenture, Indenture Documents, this Deed of Trust or the Notes, including

                                      -3-
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without limitation, all "Obligations" (as defined in the Indenture) of the
Grantor and Guarantors to Collateral Agent and Holders.

         PROVIDED, HOWEVER, that if Borrower, Grantor and Guarantors shall promptly pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof when the same shall become due and payable and shall keep, perform and observe all the terms, conditions and requirements of the Notes, the Indenture, the Indenture Documents and of this Deed of Trust, then, upon complete payment and satisfaction thereof, this Deed of Trust shall be null and void and of no further force and effect and shall be released by Collateral Agent and Trustee upon the written request and at the expense of Grantor.

                                   ARTICLE ONE

                              COVENANTS OF GRANTOR

         Grantor covenants and agrees with the Trustee, Collateral Agent and Holders, or any successor in title as holder of the Obligations secured hereby, as follows:

         1.01 General Representations, Covenants and Warranties. Grantor represents, warrants and covenants that (a) Grantor is seized of a good and valid leasehold estate in and to the Premises, and has good right, full power and lawful authority to encumber the same as provided herein and Collateral Agent may, subject to the provisions of the Mortgaged Lease, at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises in accordance with the terms hereof; (b) the Property is free and clear of all liens, security interests, charges and encumbrances whatsoever except to the extent permitted by clauses (1), (2), (3), (4), (5), (8), (15) and (16) of the definition of Permitted Liens, as defined in the Indenture, and except for any liens, security interests, charges and encumbrances created or arising by, through or under the landlord under the Mortgaged Lease or its predecessors-in-title; (c) Grantor will maintain and preserve the lien of this Deed of Trust until the Obligations secured hereby have been paid in full; (d) the Premises has frontage on, and direct access of ingress, egress, and regress to, public rights of way; and (e) electric, gas, sewer, water facilities and any other necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Premises satisfactorily for its current use, and any easements necessary to the furnishing of such utility service to Grantor have been obtained.

         1.02 Compliance with Laws. To the extent Grantor is required to so comply under the Mortgaged Lease, Grantor covenants and warrants that the Premises presently complies in all material respects with and will continue to comply in all material respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations and other applicable laws, rules and regulations which affect the Premises and the operations of Grantor on the Premises. If Grantor receives notice from any federal, state or other governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, Grantor will provide Collateral Agent with a copy of such notice and comply or cause the landlord under the Mortgaged Lease to comply with the provisions of such notice promptly if failure to comply could reasonably be expected to result in a material adverse effect on the Premises or the use, operation or value thereof, or on the Grantor.

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         1.03 Taxes and Other Charges.

         (a)      Taxes and Assessments. To the extent required under Section
4.04 of the Indenture or under the Mortgaged Lease, Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Premises or any part thereof, or upon or against this Deed of Trust or the Obligations secured hereby, or upon or against the security interest of Collateral Agent in the Premises, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Premises or any part thereof.

         (b) Mechanic's and Other Liens. Except to the extent permitted by clause (2) of the definition of Permitted Liens, as defined in the Indenture, Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due) to be created upon or filed against the Property.

         (c) Taxes Affecting Holders' Interest. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to this Deed of Trust or any instrument evidencing or securing any of the Obligations. In the event of the enactment after this date of any law of any governmental entity applicable to Collateral Agent, the Obligations, the Property or this Deed of Trust imposing upon Collateral Agent the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Obligations or Collateral Agent, then, and in any such event, Grantor, upon demand by Collateral Agent, shall pay such taxes, assessments, charges or liens, or reimburse Collateral Agent therefor.

         (d) Tax Escrow. In order to secure the performance and discharge of Grantor's obligations under this Section 1.03, but not in lieu of such obligations, and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (1/12th) of the next maturing annual ad valorem taxes, assessments and charges (which taxes, assessments and charges, for purposes of this paragraph, shall include without limitation water and sewer rents, and shall hereinafter be collectively called "Taxes") of the nature described in Section 1.03(a) for each month that has elapsed since the last date to which the Taxes were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment of the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay when due the Taxes. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are required to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay the Taxes. In such case, Collateral Agent must timely pay the Taxes or return the

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additional monies to Grantor to allow Grantor to pay such Taxes. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon the occurrence of an Event of Default, Collateral Agent may apply to the reduction of the Obligations secured hereby, in such manner as Collateral Agent shall determine, any amount under this Section 1.03(d) remaining to Grantor's credit.

         (e) No Credit Against the Obligations Secured Hereby. Neither Borrower nor Grantor shall claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the Taxes assessed against the Property of any part thereof or that are applicable to the Obligations secured hereby or to Collateral Agent's interest in the Property. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Deed of Trust or any other instrument securing the Obligations.

         1.04 Insurance.

         (a) Grantor shall, at its sole expense, keep the Premises insured in such amounts and against such risks and damages as is required under Section
4.05 of the Indenture. All policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss payable to Collateral Agent as its interests appear. Such endorsement, or an independent instrument delivered to Collateral Agent, shall provide that the insurance companies will give Collateral Agent at least fifteen (15) days prior written notice before any such policy or policies of insurance shall be altered in any way that may affect Collateral Agent's rights thereunder or cancelled and that no act of default of Grantor or any other person shall affect the right of Collateral Agent to recover under such policy or policies or insurance in case of loss or damage (10 days in the case of cancellation for non-payment of premium).

         (b) In order to secure the performance and discharge of Grantor's obligations under this Section 1.04(b), but not in lieu of such obligations and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (l/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment on the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay such premiums when due. In such case, Collateral Agent must timely pay the premiums or return the additional monies to Grantor to allow Grantor to pay the premiums.

         (c) Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Collateral Agent is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policies on the Premises and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent alone and not to Grantor and Collateral Agent jointly. After deducting from such insurance proceeds any expenses incurred by Collateral Agent and the other Holders in the collection or handling of such funds, the net proceeds received by Collateral Agent shall apply such amounts as requested by Grantor for the restoration. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably satisfactory to Collateral Agent. If, upon completion of restoration of the Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds. Any funds applied against the Obligations secured hereby shall be applied to particular Obligations, whether then matured or to mature in the future, in accordance with the terms of the Indenture. Although Collateral Agent intends to use its best efforts to collect such payments in a timely fashion, Collateral Agent shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. The provisions of this Section 1.04 are subject to any provisions of the Mortgaged Lease pertaining to the maintenance, collection, use and application of insurance proceeds.

         (d) Non-Impairment of Collateral Agent's Rights. Nothing contained in either of Sections 1.03(d) and 1.04(b) shall be deemed to affect any right or remedy of Collateral Agent under any provision of this Deed of Trust or of any statute or rule of law to pay any amount required to be paid by Sections 1.03(d) and 1.04(b) and to add the amount so paid to the Obligations hereby secured. Although Collateral Agent intends to use its best efforts to make such payments in a timely fashion, the arrangements provided in Sections 1.03(d) and 1.04(b) are solely for the added protection of Collateral Agent and the other Holders and entail no responsibility on Collateral Agent's or Holders' part beyond the allowing of due credit, without interest, for sums actually received by it. Upon assignment of this Deed of Trust, any funds on hand shall be turned over to the assignee and any responsibility of Collateral Agent with respect thereto shall terminate.

         1.05 Condemnation. Collateral Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute in its own or the Grantor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Property and Collateral Agent and the other

Holders, after deducting therefrom all of their expenses including reasonable attorneys' fees incurred in the collection or handling of such funds, shall apply such amounts as requested by Grantor for the restoration of the Premises. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably

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satisfactory to Collateral Agent. If, upon completion of restoration of the
Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds to Grantor. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may reasonably require. Notwithstanding any such condemnation, Grantor shall continue to pay interest, computed at the rate provided in the Notes, on the entire unpaid principal amount thereof. The provisions of this Section 1.05 are subject to any provisions of the Mortgaged Lease pertaining to the collection, use and application of any compensation, awards, damages, claims, rights of action and proceeds insurance proceeds.

         1.06 Care of Property.

         (a) Grantor shall preserve and maintain the Property in good condition and repair, ordinary wear and tear excepted. Grantor shall not permit, commit or suffer any material waste, impairment or deterioration of the Property or of any part thereof, and will not take any action which will materially increase the risk of fire or other hazard to the Property or to any part thereof.

         (b) Grantor will not, without the prior written consent of Collateral Agent, (i) remove from the Premises any fixtures or personal property covered by this Deed of Trust which materially impairs the value of the Property or (ii) make any structural alteration to the Premises or any other alteration thereto which materially impairs the value thereof.

         (c) Collateral Agent may enter upon and inspect the Premises at any reasonable time during the life of this Deed of Trust and upon reasonable prior notice.

         1.07 Further Assurances. At any time and from time to time, upon Collateral Agent's reasonable request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Collateral Agent and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such further deeds of trust, instruments or further assurance, certificates and other documents as Collateral Agent may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the respective obligations of Borrower and Grantor under the Notes, the Indenture Documents and this Deed of Trust, and the lien of this Deed of Trust as a lien upon all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor to do so, Collateral Agent may make, execute, record, file, re-record or refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Collateral Agent as the agent and attorney-in-fact of Grantor to do so.

         1.08 Security Agreements and Financing Statements.

         (a) Grantor (as debtor) hereby grants to Collateral Agent and Holders (as creditor and secured party) a security interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Property.

         (b) Grantor shall execute any and all such documents, including without limitation, financing statements pursuant to the applicable Uniform Commercial Code, as Collateral Agent may reasonably request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to Collateral Agent on demand any expenses incurred by Collateral Agent and Holders in connection with the preparation, execution and filing of any such documents. This Deed of Trust shall also constitute a "fixture filing" for purposes of the applicable Uniform Commercial Code. Grantor hereby authorizes and empowers Collateral Agent to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Collateral Agent reasonably deems necessary or advisable to create, preserve and protect said lien. This Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be
(i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Collateral Agent's sole election.

         (c) Grantor and Collateral Agent agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Collateral Agent, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or
(3) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Collateral Agent as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Holders in the event any court or judge shall at any time hold with respect to
(1), (2) and (3) that notice of the priority of the interest of Collateral Agent and the other Holders to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

         1.09 Assignment of Rents. The assignment contained in paragraph (E) of this Deed of Trust shall be fully operative without any further action on the part of either party and specifically Collateral Agent shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default hereunder, to all rents, income and other benefits from the Premises whether or not Collateral Agent or Holders take possession of such property. Grantor hereby further grants to Collateral Agent the right after the occurrence and during the continuance of an Event of Default (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, income and other benefits, (ii) to dispossess by the usual summary ejectment proceedings any tenant, (iii) to let the Premises or any part thereof, and (iv) to apply said rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations secured hereby. Such assignment and grant shall continue in effect until the Obligations secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Collateral Agent pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by Collateral Agent nor the application of any such rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies. Neither this assignment nor the receipt of rents, income and other benefits by Collateral Agent shall effect a pro tanto payment of the indebtedness evidenced by or arising under the obligations, and such rents shall be applied as provided in
Section 3.10 hereof.

         1.10 After-Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Deed of Trust will automatically attach, without further act, to all after-acquired property located in or on, or attached to the Property or any part thereof.

         1.11 SubLeases Affecting Encumbered Property. Grantor represents that Grantor has delivered to Collateral Agent true, correct and complete copies of all subleases of any portion of the Premises, that all such subleases are presently in effect and that no default by Grantor exists in such subleases. As any such sublease shall expire or terminate or as any new sublease shall be made, Grantor shall so notify Collateral Agent in order that at all times Collateral Agent shall have a current list of all subleases affecting the Premises. The assignment contained in paragraph (F) of this Deed of Trust shall not be deemed to impose upon Collateral Agent any of the obligations or duties of Grantor provided in any such sublease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any sublease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property or any part thereof), and Grantor shall comply with and observe its obligations in all material respects as landlord under all subleases affecting the Property or any part thereof. Grantor, if required by Collateral Agent, shall furnish promptly to Collateral Agent original or certified copies of all such subleases now existing or hereafter created. Grantor shall not, without the express prior written consent of Collateral Agent, enter into any sublease affecting the Property, or amend, modify, extend, terminate or cancel, accept the surrender of, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any such sublease now existing or hereafter created, or permit or suffer an assignment or sublease. Grantor shall not accept payment of rent more than one (1) month in advance without the prior written consent of Collateral Agent.

         With respect to the assignment contained in paragraph (F) of this Deed of Trust, Grantor shall, from time to time upon request of Collateral Agent, specifically assign to Collateral Agent as additional security hereunder, by an instrument in writing in such form as may be approved by Collateral Agent in its reasonable discretion, all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Grantor to collect the rentals under any such sublease. Grantor shall also execute and deliver to Collateral Agent any notification, financing statement or other document reasonably required by

Collateral Agent to perfect the foregoing assignment as to any such sublease. The provisions of this Section 1.12 shall be subject to the provisions of paragraph (E).

         1.12 Collateral Agent's Performance of Defaults. If Grantor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Deed of Trust, the Indenture Documents or the Notes, Collateral Agent may, to preserve its interest in the Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Collateral Agent in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Collateral Agent together with interest thereon at the rate per annum specified in Section 2.13 of the Indenture from the date incurred until paid by Grantor, shall be added to the Obligations and secured by the lien of this Deed of Trust. Collateral Agent is hereby empowered to enter and authorize others to enter upon the Premises or any part thereof for the purposes of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

         1.13 Use of Property. Grantor covenants that the Property will be used for the purposes set forth in the Mortgaged Lease.

         1.14 Required Notices. Grantor shall notify Collateral Agent promptly of the occurrence of any of the following: (i) receipt of any material notice from any governmental authority relating to the Property; (ii) receipt of any material notice from any tenant leasing all or any portion of the Premises;
(iii) any material change in the occupancy of the Premises; (iv) receipt of any material notice from the holder of any lien or security interest in the Property; or (v) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Property.

         1.15 Covenants Regarding Mortgaged Lease.

         (a) Grantor hereby warrants and represents as follows: (i) the Mortgaged Lease is in full force and effect, and, except as disclosed in writing to Collateral Agent, unmodified by any writing or otherwise; (ii) all rent and other charges and impositions reserved therein have been paid to the extent they are payable to the date hereof; (iii) Grantor enjoys the quiet and peaceful possession of the Premises demised thereby; (iv) Grantor is not in default under any of the terms thereof, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; and
(v) the landlord under the Mortgaged Lease is not in default under any of the terms or provisions thereof on the part of the landlord to be observed or performed.

         (b) Further, with respect to the Mortgaged Lease, Grantor covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all of the material terms, covenants and provisions thereof on its part to be observed, performed and complied with, at all times set forth therein; (ii) not to do, permit, suffer or refrain from doing anything, as a result of which, there would be a default under or a breach of any of the terms thereof; (iii) not to cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the material terms of the Mortgaged Lease; (iv) to give the Collateral Agent immediate notice of any default by anyone thereunder and to promptly deliver to the Collateral Agent a copy of each notice of default received or delivered by Grantor in connection therewith; (v) to furnish to the Collateral Agent copies of such information and evidence as the Collateral Agent may reasonably require concerning Grantor's due observance, performance and compliance with the terms, covenants and provisions thereof; and (vi) that any default of Grantor under the Mortgaged Lease shall constitute an additional Event of Default under this Mortgage.

         (c) In the event of any default by Grantor in the performance of any of its obligations under the Mortgaged Lease, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the lessee thereunder, then, in each and every case, Collateral Agent may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor therein in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Collateral Agent, as applicable, for all advances made and expenses incurred by Collateral Agent in curing any such default (including, without limitation, reasonable attorneys' fees).

         (e) It is hereby agreed that the fee title and the leasehold estate in the property demised by the Mortgaged Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in Grantor or a third party whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Mortgaged Lease, or any part thereof, the lien of the Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered therein. Grantor agrees to execute all instruments and documents which Collateral Agent may reasonably require to ratify, confirm and further evidence Collateral Agent's lien on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Collateral Agent its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor.

         (f) If the Mortgaged Lease is cancelled or terminated, and if Collateral Agent or a nominee of Collateral Agent shall enter into any new lease of the property demised thereby, Grantor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

         (g) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Mortgaged Lease within the meaning of any provisions thereof prohibiting their assignment, and Collateral Agent, as applicable, shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Collateral Agent, as applicable, shall be liable for the obligations of the lessee arising under the Mortgaged Lease for only that period of time which Collateral Agent is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.

         (h) Notwithstanding anything contained herein to the contrary, and in addition to any rights, privileges and remedies granted to Collateral Agent elsewhere in this Mortgage, Collateral Agent shall have, and Grantor hereby grants to Collateral Agent, any and all rights, privileges and remedies of leasehold lenders provided for in the Mortgaged Lease without the necessity of particularly specifying any or all of such rights, privileges and remedies that are or could be granted to leasehold Collateral Agents pursuant to the Mortgaged Lease.

         (i) Notwithstanding anything contained herein to the contrary, to the extent the any of the covenants and obligations of Grantor hereunder, or any of the rights granted to Collateral Agent hereunder, conflict with the provisions of the Mortgaged Lease, the provisions of the Mortgaged Lease shall control, and Grantor shall not be required to take any action hereunder nor shall Collateral Agent be entitled to exercise any rights hereunder that are not permitted under the provisions of the Mortgaged Lease.

         1.16 Future Indebtedness of Grantor. The lien of this Deed of Trust secures, as of the date hereof, without further act, all Obligations of Borrower and Grantor to Collateral Agent and the other Holders, including any and all future loans and advances made by Collateral Agent and the other Holders pursuant to the Indenture to or for the benefit of Borrower or Grantor from time to time hereafter.

                                   ARTICLE TWO

                                    DEFAULTS

         2.01 Event of Default. The term "Event of Default", wherever used in this Deed of Trust, shall mean the occurrence of an "Event of Default" as such term is defined in Section 6.01 of the Indenture.

                                  ARTICLE THREE

                                    REMEDIES

         3.01 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then all of the Obligations secured hereby shall, at Collateral Agent's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Collateral Agent to exercise such option when entitled to do so shall be construed as a waiver of such right, provided that upon an Event of Default under clauses (7) or (8) of the definition of "Event of Default" in Section 6.01 of the Indenture, all Obligations shall immediately become due and payable.

         3.02 Collateral Agent's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Collateral Agent may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Obligations shall be due and without prejudice to the right of Collateral Agent or Holders thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to foreclose this Deed of Trust and to sell, as an entirety or in separate lots or parcels, the Property under the power of sale hereinafter provided or the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Collateral

Agent shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Collateral Agent may determine.

         3.03 Collateral Agent's Right to Enter and Take Possession, Operate and Apply Income.

         (a)      If an Event of Default shall have occurred and be continuing,
(i) Grantor upon demand of Collateral Agent shall forthwith surrender to Collateral Agent the actual possession and if and to the extent permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Property and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor; and (ii) Grantor will pay monthly in advance to Collateral Agent on Collateral Agent's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Property, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Grantor, and upon default in any such payment will vacate and surrender possession of such part of the Property to Collateral Agent or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

         (b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after Collateral Agent's demand, Collateral Agent may obtain a judgment or decree, on behalf of all of the Holders, conferring on Collateral Agent the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Property to Collateral Agent, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor shall pay to Collateral Agent, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and compensation to Collateral Agent and the other Holders, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

         (c) Upon every such entering upon or taking of possession of the Property under this Section 3.03, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time:

                  (i) Make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                  (ii)     Insure or keep the Property insured;

                  (iii) Manage and operate the Property and exercise all the rights and powers of Grantor in its name or otherwise with respect to the same;

                  (iv) Enter into agreements with others to exercise the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine; and Collateral Agent may collect and receive all the rents, income and other benefits thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Collateral Agent in such priority as Collateral Agent may determine to (1) the payment of the Obligations; (2) the deposits for taxes and assessments and insurance premiums due; (3) the cost of insurance, taxes, assessments and proper charges upon the Property or any part thereof; (4) the expenses of operating, maintaining, repairing and improving the Property, including with limitation renting commissions and rental collection commissions paid to Collateral Agent or agent on behalf of Collateral Agent and the other Holders or of the receiver; and (5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Collateral Agent. All costs, expenses and liabilities of every character incurred by Collateral Agent in managing, operating and maintaining the Property shall constitute additional Obligations secured hereby. While in possession of the Property, Collateral Agent or the receiver shall be liable to account only for the rents, issues and profits actually received.

Collateral Agent shall surrender possession of the Property to Grantor only when all Obligations secured hereby and all amounts under any of the terms of this Deed of Trust shall have been paid and all defaults cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.04 Foreclosure.

         (a) If an Event of Default shall have occurred and be continuing, Collateral Agent shall be entitled to proceed to foreclose this Deed of Trust and to cause the sale of all or any portion of the Property for cash or upon such terms and conditions as Collateral Agent may deem expedient, under the judgment or decree of a court or courts of competent jurisdiction in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest therein, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees. In the event of any such foreclosure sale, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                  (b)      (i)      If an Event of Default shall have occurred
         and be continuing, Collateral Agent may elect to cause the Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law.

                           (ii) In connection with any sale or sales hereunder, Collateral Agent may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.

                           (iii) Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9601 or any other applicable section of the California Commercial Code or any other applicable law. Where the Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Collateral Agent may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.

                           (iv) Without limiting the generality of the foregoing, Collateral Agent may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section 9604 of the California Commercial Code or any other applicable law; and the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by Collateral Agent, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property.

                           (v) Where the Property consists of real property and personal property, any reinstatement of the Indebtedness or Obligations secured hereby, following default and an election by the Collateral Agent to accelerate the maturity of said Indebtedness or Obligations, which is made by Grantor or any other person or entity permitted to exercise the right of reinstatement under California law shall not prohibit the Collateral Agent from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the California Commercial Code or any other applicable law; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to Collateral Agent in effecting any reinstatement shall be applied to the secured obligation and to the Collateral Agent's and Trustee's reasonable costs and expenses in the manner required by California law.

                           (vi) Should Collateral Agent elect to sell any portion of the Property which is real property or which is personal property or fixtures that Collateral Agent has elected under Section 9604 of the California Commercial Code to sell together with real property in accordance with the laws governing a sale of real property, Collateral Agent or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Grantor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Collateral Agent shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor, and Grantor agrees and acknowledges that Collateral Agent may elect in its sole and absolute discretion to direct such postponement(s) for such periods of time as Collateral Agent may find necessary or desirable.

                           (vii)    In any notice of foreclosure sale,
         advertisement of sale, or other post-default public statement of Trustee or Collateral Agent in connection with the judicial or nonjudicial foreclosure of all or any part of the Property, Grantor agrees that

         Trustee and Collateral Agent shall have the right, but not the obligation, to disclose any report or information known to them regarding defects in the Property, that Trustee and Collateral Agent cannot control or otherwise assure the truthfulness or the accuracy of such reports or information, and that the disclosure of such reports or information to prospective bidders at any foreclosure sale of the Property may have a material adverse effect upon the amount which a party may bid at such sale. Grantor agrees that Collateral Agent and Trustee shall have no liability whatsoever as a result of disclosing any or all of such reports or information to any third party, and Grantor hereby waives, releases and forever discharges Collateral Agent and Trustee from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the disclosure, use or delivery of any such report or information.

                           (viii) Should Collateral Agent desire that more than one sale or other disposition of the Property be conducted, Collateral Agent may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Collateral Agent may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not sold until all Indebtedness secured hereby has been fully paid and all Obligations secured hereby have been fully performed, nor shall the power of sale granted under this Deed of Trust be exhausted until all such sales are conducted.

                  (c) Collateral Agent may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Collateral Agent, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (d) Upon the completion of any sale or sales made by Collateral Agent under or by virtue of this Section 3.4, Collateral Agent, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Each of Trustee and Collateral Agent is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Collateral Agent or Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Section 3.04 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

                  (g) Upon any sale made under or by virtue of this Section 3.04, Collateral Agent may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for all or a portion of the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Collateral Agent is authorized to deduct under this Deed of Trust.

         3.05 Leases. Trustee, at Collateral Agent's option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

         3.06 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Grantor nor anyone claiming through or under Grantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives, to the full extent that Grantor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

         3.07 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct, and any such receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business thereof as would Collateral Agent pursuant to Section 3.03(c) above. The expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Collateral Agent shall be liable to account only for such rents, income and other benefits actually received by Collateral Agent, whether received pursuant to this paragraph or Section 3.03. Notwithstanding the appointment of any receiver or other custodian, Collateral Agent shall be entitled as pledgee to the possession and control of any cash, deposit, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Collateral Agent.

         3.08 Suits to Protect the Property. Collateral Agent shall have the power and authority to institute and maintain any suits and proceedings as Collateral Agent may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust, (b) to preserve or protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Collateral Agent's or Holders' interest.

         3.09 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor or any guarantor, co-maker or endorser of any Grantor's obligations, its creditors or its property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Borrower or Grantor under this Deed of Trust, the Indenture, the Indenture Documents and any other instrument securing the Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower or Grantor after such date.

         3.10 Application of Monies by Collateral Agent.

         (a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to sue for and to recover judgment against Borrower and/or Grantor for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Collateral Agent's and Holders' agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Deed of Trust, and the right of Collateral Agent to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Deed of Trust, or the foreclosure of the lien hereof.

         (b) In case of a foreclosure sale of all or any part of the Property and the application of the proceeds of sale to the payment of the Obligations secured hereby, Collateral Agent shall be entitled to enforce payment of all Obligations then remaining due and unpaid and to recover judgment against Borrower and/or Grantor for any portion thereof remaining unpaid, with interest.

         (c) Grantor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Collateral Agent and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Deed of Trust upon the Property or any part thereof or any lien, rights, powers or remedies of Holders hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

         (d)  Any monies collected or received by Collateral Agent under this
Section 3.10 shall be applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys, and other representatives of Collateral Agent, and the balance remaining shall be applied to the payment of the Obligations secured hereby.

         (e) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations of Guarantor to Collateral Agent.

         3.11 Delay or Omission; No Waiver. No delay or omission of Collateral Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent.

         3.12 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Collateral Agent (a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Indenture; (d) releases any part of the Property from the lien of this Deed of Trust; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Grantor. No such act or omission shall preclude Collateral Agent or Holders from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Deed of Trust be affected thereby.

         3.13 Discontinuance of Proceedings; Position of Parties Restored. If Trustee or Collateral Agent or Holders shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Collateral Agent or Holders, then and in every such case Grantor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceedings had occurred or had been taken.

         3.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Deed of Trust or the Notes is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Notes, or now or hereafter existing at law, in equity or by statute.

                                  ARTICLE FOUR

                 TRANSFER OR FURTHER ENCUMBRANCE OF THE PROPERTY

         4.01 Transfer of Further Encumbrance of the Property. In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Property or any interest in or any part of the Property, or any further assignment of rents from the Property without the prior written consent of Collateral Agent then, at Collateral Agent's option, Collateral Agent may declare all Obligations of Grantor to be due and payable immediately without demand or notice. Collateral Agent's consent shall be within its sole and absolute discretion.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         5.01 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Deed of Trust, by or on behalf of Grantor or Collateral Agent shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         5.02 Addresses for Notices, Etc.

         (a) Except as may be otherwise provided herein, any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust to Grantor or Collateral Agent shall be in writing, shall be sent by personal delivery or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, at the address set forth below:

              If to Collateral Agent at:    U.S. Bank Trust National Association
                                            Attn: Barbara A. Nastro, Vice
                                            President
                                            100 Wall Street, Suite 1600
                                            New York, NY 10050
                                            Facsimile No: (212) 509-3384

              With a copy to:               Dorsey & Whitney LLP
                                            Attn: Robert Rywkin, Esq.
                                            250 Park Avenue
                                            New York, NY 10177
                                            Facsimile No: (215) 953-7201

              If to Guarantor, at:          Golfsmith International, Inc.
                                            11000 North IH-35
                                            Austin, Texas 78753
                                            Attn: Estrellita J. Doolin
                                            Facsimile No: (512)837-1019

              With a copy to:               King & Spalding LLP
                                            Attn: Peter Storey, Esq.
                                            1185 Avenue of the Americas
                                            New York, NY 10036-4003
                                            Facsimile No: (212) 556-2222

         (b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. All notices, reports, demands or other instruments authorized or required to be sent in accordance with this Section 5.02, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days (as defined in the Indenture) after the deposit thereof in the mail.

         5.03 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

         5.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Notes shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Notes shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

         5.05 Changes, Etc. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Collateral Agent or Grantor, as the case may be, against which enforcement of the change, waiver, discharge or termination is sought. The modification hereof or of any of the Notes or the release of any part of the Property from the lien hereof shall not impair the priority of the lien of this Deed of Trust.

         5.06 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         5.07 Substitution of Trustee. If Collateral Agent shall for any reason desire to remove the Trustee or any of his successors as Trustee hereunder, and to appoint a new Trustee in his place or stead, Collateral Agent shall have and is hereby granted full power and authority to remove the Trustee and to appoint his successor by instrument in writing, duly acknowledged or proved so as to entitle the same to be recorded and such new Trustee shall thereupon become successor to the title to the Property and the same shall become vested in him in trust for the purposes and objects of these presents, with all the power, duties, and obligations herein conferred on the Trustee, in the same manner and to the same effect as though he or it were named herein as Trustee.

         5.08 Waivers. To the maximum extent permitted by applicable law, Grantor waives (a) all rights to require the Collateral Agent to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Collateral Agent's power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Collateral Agent has made Grantor's obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Obligations other than as intended or understood by Collateral Agent or Grantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of a acceptance of this Deed of Trust, and all other notices or demands to which Grantor might otherwise be entitled; (d) all rights to require Collateral Agent to enforce any of its remedies against Borrower or the Guarantors; (e) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the information of Borrower or any principal of Borrower; (f) any defense based upon the application by Borrower of the proceeds of the Indenture for purposes other than the purposes represented by Borrower to Collateral Agent or intended or understood by Collateral Agent or Grantor; (g) any defense based upon Collateral Agent's failure to disclose to Grantor any information concerning Borrower's financial condition or any other circumstances bearing on Borrower's ability to pay all sums payable under the Indenture or any of the Notes; (h) any defense based upon Collateral Agent's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section llll(b)(2) of the Federal Bankruptcy Code or any successor statute; and (i) until the Obligations are satisfied or fully paid, with such payment not subject to return: (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Collateral Agent may have or acquire, and (iv) all rights, remedies and defenses Grantor may have or acquire against Borrower. Grantor specifically waives all rights and defenses that Grantor may have because the Obligations are secured by real property. This means, among other things: (i) Collateral Agent may collect from Grantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Collateral Agent forecloses on any real property collateral pledged by Borrower (A) the amount of the Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Collateral Agent may collect from Grantor even if Collateral Agent, by foreclosing on the real property collateral, has destroyed any right Grantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Grantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or similar laws in other states. Without limiting the generality of the foregoing or any other provision hereof, Grantor hereby expressly waives any and all benefits which might otherwise be available to Grantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433, or
any of such sections.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed under seal by its duly authorized officer on the day and year first above written.

                                   GOLFSMITH NU, L.L.C., a Delaware
                                   limited liability company

                                   By: Golfsmith Holdings, L.P., its sole member

                                       By: Golfsmith GP Holdings, Inc., its
                                           general partner

                                                   By: /s/ James Grover
                                                      ----------------------
                                                      Name: James Grover
                                                      Title: Secretary

 STATE OF New York        )
                          )
 COUNTY OF New York       )

This instrument was acknowledged before me on the 1st day of December, 2003 by James Grover, Secretary of Golfsmith GP Holdings, Inc., the general partner of Golfsmith Holdings, L.P., which is the sole member of Golfsmith USA, L.L.C., a Delaware limited liability company.

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------------------

                                   Notary Public, New York County, NY

                                   My Commission Expires: September 3, 2006

                                   [STAMP]

                                   SCHEDULE A
                                       TO
                                  DEED OF TRUST

                                Legal Description

                               (LEGAL DESCRIPTION)

PARCEL 1:

THAT PORTION OF THE LAND ALLOTTED TO JAMES MC FADDEN, AS DESCRIBED IN THE FINAL DECREE OF PARTITION OF THE RANCHO SANTIAGO DE SANTA DEGREE ANA, IN THE CITY OF SANTA ANA, COUNTY OF ORANGE, STATE OF CALIFORNIA, WHICH WAS ENTERED SEPTEMBER 12, 1868, IN BOOK "B" PAGE 410, OF JUDGMENTS OF THE DISTRICT COURT OF THE 17TH JUDICIAL DISTRICT IN AND FOR LOS ANGELES COUNTY, CALIFORNIA, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF PARCEL 1, AS SHOWN ON A MAP FILED IN BOOK 28, PAGE 41 OF PARCEL MAPS;
THENCE ALONG THE EAST LINE OF SAID PARCEL SOUTH 0(DEGREE)
40' 30" WEST 30.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG THE EAST LINE OF SAID PARCEL SOUTH 0(DEGREE) 40' 30" WEST 30.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG THE EAST LINE OF SAID PARCEL SOUTH 0(DEGREE) 40' 30" WEST 387.06 FEET;
THENCE SOUTH 89(degree) 39' 10" WEST 70.00 FEET;
THENCE NORTH 0(degree) 20' 50" WEST 21.00 FEET;
THENCE SOUTH 89(degree) 39' 10" WEST 154.62 FEET;
THENCE SOUTH 0(degree) 20' 50" EAST 21.50 FEET;
THENCE SOUTH 89(degree) 39' 10" WEST 231.08 FEET TO THE EAST LINE OF BRISTOL STREET, AS SHOWN ON SAID PARCEL MAP;
THENCE ALONG SAID EAST LINE NORTH 0(degree) 20' 50" WEST 189.40 FEET TO A LINE PARALLEL WITH AND SOUTHERLY 230.00 FEET FROM THE NORTH LINE OP SAID PARCEL 1; THENCE PARALLEL WITH SAID NORTH LINE NORTH 89(degree) 53' 17" EAST 125.00 FEET; THENCE NORTH 0(degree) 20' 50" WEST 200.00 FEET TO A LINE PARALLEL WITH AND SOUTHERLY 30.00 FEET FROM THE NORTH LINE OF SAID PARCEL 1;
THENCE PARALLEL WITH THE NORTH LINE OF SAID PARCEL NORTH 89(DEGREE) 53' 17" EAST 337.61 FEET TO THE TRUE POINT OF BEGINNING;

SAID LAND IS SHOWN AS PARCEL 2 ON A MAP FILED IN BOOK 37, PAGE 10 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

A NON-EXCLUSIVE EASEMENT FOR ACCESS AND PARKING PURPOSES, AS SET FORTH IN AN INSTRUMENT ENTITLED "RECIPROCAL EASEMENT AGREEMENT", DATED JUNE 4, 1971, AND EXECUTED BY AND BETWEEN BRISTOL PLAZA CO. AND DLN REALTY CORP., A CALIFORNIA CORPORATION, AND RECORDED JUNE 7, 1971, IN BOOK 9709 PAGE 949, OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

                                   AFTER RECORDING RETURN

                                   DOCUMENT TO:
                                   CHICAGO TITLE INS. CO.
                                   ATTN: WILMA GURGANUS
                                   171 NORTH CLARK STREET
                                   CHICAGO, IL 60601